Exhibit 99

MEREDITH REPORTS FISCAL 2020 THIRD QUARTER AND NINE MONTH RESULTS
COVID-19 Began Impacting Advertising Revenues in Mid-March
Company Taking Decisive Actions to Ensure Financial Flexibility and Long-Term Financial Health
Consumer Engagement Strong Across National and Local Media Group Metrics

DES MOINES, IA (May 14, 2020) – Meredith Corporation (NYSE: MDP; meredith.com) today reported results for the third quarter and first nine months of fiscal 2020.
Summary fiscal 2020 third quarter and first nine month results compared to the prior year periods:

	Three Months		Nine Months
Periods ended March 31, 2020	Results	Variance from Prior Year	Results	Variance from Prior Year
(In millions)
Total revenues	$701.7	(6)%	$2,237.4	(7)%

Loss from continuing operations	(289.4)	n/m	(215.2)	n/m
Net special items ¹	331.6		351.6
Earnings from continuing operations before special items [2]	42.2	(2)%	136.4	(17)%
Adjusted EBITDA ²	151.8	(6)%	468.2	(13)%
Net cash provided by operating activities	110.9	19%	183.0	20%
Free cash flow ²	99.8	22%	137.4	11%
n/m - Not meaningful
[1]	Special items primarily consist of non-cash impairments of goodwill and intangible assets ($296 million) and lease-related assets ($88 million).
[2]	See Tables 1-4 for supplemental disclosures regarding non-GAAP financial measures.

“Our performance for the fiscal 2020 third quarter was largely in-line with our expectations until mid-March when the outbreak of COVID-19 created an extremely challenging advertising environment,” said Meredith President and Chief Executive Officer Tom Harty. “In response, we took a series of proactive steps to strengthen our liquidity and enhance our financial flexibility in the near-term to effectively navigate the current environment.

“In these unprecedented times, we are seeing several encouraging trends reinforcing the enduring value of Meredith’s powerful brands, including robust traffic to our digital properties, strong upticks in our ecommerce activities, increased viewership to our local newscasts, and solid subscription metrics,” Harty continued. “We remain confident in the strength and resilience of the diversified business model we have built.”

“Our top priorities are: (1) Keeping our employees safe; (2) Continuing to operate seamlessly; (3) Supporting our advertising and marketing partners; and (4) Maximizing free cash flow,” Harty concluded.

COVID-19 Impacted Financial Results

Fiscal 2020 third quarter revenues were $702 million, a decline of 6 percent from the prior year period, due primarily to (1) previously announced magazine portfolio adjustments to improve profitability that reduced advertising and consumer related revenues by a total of $40 million and (2) COVID-19 related advertising cancellations and delays that reduced revenues by $17 million. These changes were partially offset by $10 million of incremental broadcasting political advertising revenues compared to the prior year period.

Over the last 12 months Meredith has taken action to drive a more profitable portfolio, including repositioning and closing certain brands.
Meredith recorded a loss from continuing operations of $289 million in the third quarter of fiscal 2020. The loss was due primarily to non-cash impairments of goodwill and intangible assets of $296 million as well as lease-related assets exited as part of ongoing synergy activities of $88 million.

Fiscal 2020 third quarter adjusted EBITDA was $152 million, compared to $161 million in the prior year, driven primarily by COVID-19-related declines in advertising, partially offset by increased political advertising.

Cash Flow Increased

Meredith generated free cash flow of $100 million in its fiscal 2020 third quarter, up 22 percent from the prior-year period, and had ample liquidity as of March 31, 2020. Meredith had cash and cash equivalents of $103 million and $35 million withdrawn on its revolving credit facility as of March 31, 2020. Meredith has access to additional liquidity through its $350 million revolving credit facility.

On April 20, 2020, Meredith took proactive steps to maximize its free cash flow, ensure ample liquidity, and heighten its financial flexibility. To manage prudently, these steps included pausing its common stock dividend; reducing pay for its Board of Directors, executives and other employees who in total make up 60 percent of its workforce; significantly reducing capital expenditures; and working with customers and suppliers to optimize working capital.

Digital Engagement, TV Viewership Grew

Meredith’s national brands serve more than 190 million Americans, including 120 million unduplicated American women and 90 percent of U.S. millennial women; 155 million digital monthly unique visitors; a paid subscription base of 36 million; and 30 million viewers via 17 local television stations in fast-growing markets.
Meredith experienced strong growth in consumer metrics across its media platforms during the third quarter of fiscal 2020. This is important as consumer related revenue accounts for approximately 50 percent of Meredith’s revenues, and most are contractual. Of note:

•
Visits across Meredith’s digital properties increased in the third quarter of fiscal 2020 compared to the prior year period. Traffic to Meredith’s National Media Group sites grew 6 percent, including strong growth at Allrecipes.com, InStyle.com and EW.com (Entertainment Weekly). Traffic to Meredith’s Local Media Group sites grew more than 75 percent.

•
Revenues grew 27 percent from licensing and digital and other consumer driven activities, due primarily to increases in royalties from Apple News+, ecommerce product sales and lead generation referrals.

•
Viewership rose across Meredith’s portfolio of broadcast television stations. March ratings for Meredith’s morning and late newscasts were up approximately 10 percent, and evening newscasts were up approximately 35 percent from a year ago.

•
Additionally, since late March, Meredith is seeing growth in direct-to-publisher magazine subscription solicitation channels that drive high lifetime subscriber value, including Meredith’s owned and operated digital properties, paid search campaigns and direct mail.

“In this difficult environment, we are and will continue to be differentiated by our growing consumer engagement and reach to 95 percent of all American women, our first party data and insights, and our vibrant, trusted brands,” said Harty. “I believe Meredith will weather this difficult period and emerge in a stronger and more competitive position.”

CONFERENCE CALL PRESENTATION SLIDES AND WEBCAST

Meredith has posted a presentation containing further detail on fiscal 2020 third quarter results to the investor relations section of Meredith.com. Access to that presentation is here. Additionally, Meredith will host a conference call on May 14, 2020, at 8:30 a.m. EDT to discuss fiscal 2020 third quarter results. A webcast will be accessible to the public on the Company’s website, and a replay will be available for two weeks. A transcript will be available within 48 hours of the call at meredith.com.

RATIONALE FOR USE AND ACCESS TO NON-GAAP RESULTS

Management uses and presents GAAP and non-GAAP results to evaluate and communicate its performance. Non-GAAP measures should not be construed as alternatives to GAAP measures. Free cash flow, earnings from continuing operations before special items, operating profit before special items, adjusted EBITDA, adjusted EBITDA margin, and comparable results are common supplemental measures of performance used by investors and financial analysts.

Management believes that free cash flow, earnings from continuing operations before special items, operating profit before special items, adjusted EBITDA, adjusted EBITDA margin, and comparable results provide additional analytical tools. Free cash flow is defined as net cash provided by operating activities less capital expenditures. This metric has been included as a measure of the Company’s liquidity and ability to fund its operations. Earnings from continuing operations before special items and operating profit before special items remove the impact of special items on earnings (loss) from continuing operations and operating profit (loss). Adjusted EBITDA is defined as earnings (loss) from continuing operations before interest expense, income taxes, depreciation, amortization, and special items. These special items have been removed as they have been deemed to be non-operational in nature. Comparable results remove the impact of portfolio changes in our magazine business to facilitate year-over-year comparisons. Management does not use adjusted EBITDA as a measure of liquidity or funds available for management’s discretionary use because it excludes certain contractual and nondiscretionary expenditures.

Results before special items are supplemental non-GAAP financial measures. While these adjusted results are not a substitute for reported results under GAAP, management believes this information is useful as an aid to further understand Meredith’s current performance, performance trends and financial condition. Reconciliations of GAAP to non-GAAP measures are attached to this press release and available at www.meredith.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements that are subject to risks and uncertainties. These statements are based on management’s current knowledge and estimates of factors affecting the Company and its operations. Statements in this release that are forward-looking include, but are not limited to, the Company’s successful implementation of its strategies; and the Company’s expectations with respect to profit, growth and increasing shareholder value. Forward-looking statements can be identified by words such as may, should, expects, provides, anticipates, assumes, can, will, meets, could, likely, intends, might, predicts, seeks, would, believes, estimates, plans, continues, guidance or outlook, or variations of these words or similar expressions.

Actual results may differ materially from those currently anticipated. Factors that could adversely affect future results include, but are not limited to, the impact of the COVID‑19 pandemic on the Company, its customers and its suppliers; downturns in global, national and/or local economies; a softening of the domestic advertising market; world, national or local events that could disrupt broadcast television; increased consolidation among major advertisers or other events depressing the level of advertising spending; the unexpected loss or insolvency of one or more major clients or vendors; the integration of acquired businesses; changes in consumer reading, purchasing and/or television viewing patterns; increases in paper, postage, printing, syndicated programming or other costs; changes in television network affiliation agreements; technological developments affecting products or methods of distribution; changes in government regulations affecting the Company’s industries; increases in interest rates; the consequences of acquisitions and/or dispositions; the risks associated with the Company’s acquisition of Time Inc., including the Company’s ability to comply with the terms of its debt and equity financings; and the risk factors contained in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC), as well as the Current Report on Form 8-K filed on May 11, 2020, both of which are available on the SEC’s website at www.sec.gov. Such risk factors may be amplified by the COVID-19 pandemic and its potential impact on the Company’s business and the global economy. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

ABOUT MEREDITH CORPORATION

Meredith Corporation has been committed to service journalism for 118 years. Today, Meredith uses multiple distribution platforms-including broadcast television, print, digital, mobile and video-to provide consumers with content they desire and to deliver the messages of its advertising and marketing partners.

Meredith's National Media Group brands serve more than 190 million unduplicated American consumers, including 120 million women and 90 percent of U.S. millennial women. Meredith is a leader in creating content across media platforms and life stages in key consumer interest areas such as entertainment, food, lifestyle, parenting and home. Meredith is the owner of the largest premium content digital network for American consumers, and is the No. 1 magazine operator in the U.S. Meredith’s leading national brands include PEOPLE, Better Homes & Gardens, InStyle, Allrecipes, REAL SIMPLE, SHAPE, Southern Living and Martha Stewart Living. Meredith also features robust brand licensing activities including more than 3,000 SKUs of branded products at 4,000 Walmart stores across the U.S. and at walmart.com. Meredith’s National Media Group also includes leading affinity marketer Synapse, and The Foundry, the Company's state-of-the-art creative lab and content studio.

Meredith’s Local Media Group includes 17 television stations reaching 11 percent of U.S. households and 30 million viewers. Meredith’s portfolio is concentrated in large, fast-growing markets, with seven stations in the nation’s Top 25 markets – including Atlanta, Phoenix, St. Louis and Portland – and 13 in the Top 50. Meredith's stations produce more than 725 hours of local news and entertainment content each week, and operate leading local digital destinations. Meredith also owns MNI Targeted Media, which delivers targeted advertising solutions to more than 1,200 clients on a local, regional and national level.

-- # # # # --

Shareholder/Financial Analyst Contact:	Media Contact:
Mike Lovell	Art Slusark
Director of Investor Relations	Chief Communications Officer
Phone: (515) 284-3622	Phone: (515) 284-3404
E-mail: Mike.Lovell@meredith.com	E-mail: Art.Slusark@meredith.com

Meredith Corporation and Subsidiaries
Condensed Consolidated Statements of Earnings (Loss) (Unaudited)

	Three Months		Nine Months
Periods ended March 31,	2020	2019	2020	2019
(In millions except per share data)
Revenues
Advertising related	$332.1	$368.0	$1,139.0	$1,285.8
Consumer related	345.6	364.9	1,017.6	1,060.9
Other	24.0	17.2	80.8	56.2
Total revenues	701.7	750.1	2,237.4	2,402.9
Operating expenses
Production, distribution, and editorial	257.4	286.5	811.2	881.5
Selling, general, and administrative	294.2	309.7	963.4	1,006.0
Acquisition, disposition, and restructuring related activities	6.5	16.8	20.1	61.6
Depreciation and amortization	53.5	61.5	170.6	190.3
Impairment of goodwill and other long-lived assets	384.1	—	389.3	—
Total operating expenses	995.7	674.5	2,354.6	2,139.4
Income (loss) from operations	(294.0)	75.6	(117.2)	263.5
Non-operating income (expense), net	(2.4)	4.1	(1.0)	17.3
Interest expense, net	(36.6)	(38.6)	(112.4)	(131.1)
Earnings (loss) from continuing operations before income taxes	(333.0)	41.1	(230.6)	149.7
Income tax benefit (expense)	43.6	(12.7)	15.4	(17.0)
Earnings (loss) from continuing operations	(289.4)	28.4	(215.2)	132.7
Gain (loss) from discontinued operations, net of income taxes	5.0	(4.7)	(25.3)	(73.4)
Net earnings (loss)	$(284.4)	$23.7	$(240.5)	$59.3

Basic earnings (loss) per share attributable to common shareholders
Continuing operations	$(6.76)	$0.20	$(6.01)	$1.64
Discontinued operations	0.11	(0.10)	(0.56)	(1.63)
Basic earnings (loss) per common share	$(6.65)	$0.10	$(6.57)	$0.01
Basic average common shares outstanding	45.7	45.3	45.7	45.3

Diluted earnings (loss) per share attributable to common shareholders
Continuing operations	$(6.76)	$0.20	$(6.01)	$1.63
Discontinued operations	0.11	(0.10)	(0.56)	(1.61)
Diluted earnings (loss) per common share	$(6.65)	$0.10	$(6.57)	$0.02
Diluted average common shares outstanding	45.7	45.6	45.7	45.7

Dividends paid per common share	$0.595	$0.575	$1.745	$1.665

Meredith Corporation and Subsidiaries
Segment Information (Unaudited)

	Three Months		Nine Months
Periods ended March 31,	2020	2019	2020	2019
(In millions)
Revenues
Advertising related
National media	$232.8	$267.3	$805.8	$860.9
Local media	99.7	101.3	334.8	426.3
Total advertising related	332.5	368.6	1,140.6	1,287.2
Consumer related
National media	253.4	280.2	760.7	828.8
Local media	92.2	84.7	256.9	232.1
Total consumer related	345.6	364.9	1,017.6	1,060.9
Other
National media	20.7	14.8	70.5	49.4
Local media	3.3	2.4	10.3	6.8
Total other	24.0	17.2	80.8	56.2
Intersegment revenue elimination	(0.4)	(0.6)	(1.6)	(1.4)
Total revenues	$701.7	$750.1	$2,237.4	$2,402.9

Operating profit (loss)
National media	$(303.1)	$54.5	$(174.5)	$119.6
Local media	24.4	41.6	117.6	215.7
Unallocated corporate	(15.3)	(20.5)	(60.3)	(71.8)
Income (loss) from operations	$(294.0)	$75.6	$(117.2)	$263.5

Impairment of goodwill and other long-lived assets
National media	$361.8	$—	$367.0	$—
Local media	22.3	—	22.3	—
Total impairment of goodwill and other long-lived assets	$384.1	$—	$389.3	$—

Depreciation and amortization
National media	$42.2	$51.3	$137.4	$158.7
Local media	9.8	9.4	29.3	27.7
Unallocated corporate	1.5	0.8	3.9	3.9
Total depreciation and amortization	$53.5	$61.5	$170.6	$190.3

Adjusted EBITDA [1]
National media	$103.2	$120.9	$334.8	$341.2
Local media	56.8	52.2	172.4	245.8
Unallocated corporate	(8.2)	(12.4)	(39.0)	(50.7)
Total adjusted EBITDA	$151.8	$160.7	$468.2	$536.3

1	Adjusted EBITDA is earnings (loss) from continuing operations before interest expense, income taxes, depreciation, amortization, and special items.

Continued

Meredith Corporation and Subsidiaries
Segment Information (Unaudited)

	Three Months		Nine Months
Periods ended March 31,	2020	2019	2020	2019
(In millions)
Revenues
National media
Print	$136.3	$166.1	$446.1	$518.7
Digital	84.6	87.8	308.4	295.6
Third party sales	11.9	13.4	51.3	46.6
Total advertising related	232.8	267.3	805.8	860.9
Subscription	150.7	184.7	461.0	537.4
Newsstand	45.4	43.3	125.7	125.9
Affinity marketing	16.3	20.0	50.2	57.2
Licensing	25.3	20.1	69.7	68.6
Digital and other consumer driven	15.7	12.1	54.1	39.7
Total consumer related	253.4	280.2	760.7	828.8
Project based	15.4	10.6	44.9	33.5
Other	5.3	4.2	25.6	15.9
Total other	20.7	14.8	70.5	49.4
Total national media	506.9	562.3	1,637.0	1,739.1
Local media
Non-political spot	70.8	79.9	237.1	242.4
Political spot	10.5	0.7	17.5	102.6
Digital	4.4	3.7	13.5	11.6
Third party sales	14.0	17.0	66.7	69.7
Total advertising related	99.7	101.3	334.8	426.3
Consumer related	92.2	84.7	256.9	232.1
Other	3.3	2.4	10.3	6.8
Total local media	195.2	188.4	602.0	665.2
Intersegment revenue elimination	(0.4)	(0.6)	(1.6)	(1.4)
Total revenues	$701.7	$750.1	$2,237.4	$2,402.9

Meredith Corporation and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

Assets	March 31, 2020	June 30, 2019
(In millions)
Current assets
Cash and cash equivalents	$103.4	$45.0
Accounts receivable, net	509.9	609.1
Inventories	40.7	62.7
Current portion of subscription acquisition costs	226.8	242.0
Assets held-for-sale	—	321.0
Other current assets	69.9	70.3
Total current assets	950.7	1,350.1
Property, plant, and equipment, net	412.7	450.3
Operating lease assets	415.1	—
Subscription acquisition costs	229.7	273.9
Other assets	260.6	269.6
Intangible assets, net	1,676.8	1,813.6
Goodwill	1,719.1	1,979.4
Total assets	$5,664.7	$6,136.9

Liabilities, Redeemable Convertible Preferred Stock, and Shareholders’ Equity
Current liabilities
Current portion of operating lease liabilities	$35.5	$—
Accounts payable	131.9	242.6
Accrued expenses and other liabilities	193.3	307.2
Current portion of unearned revenues	412.6	458.9
Liabilities associated with assets held-for-sale	—	252.1
Total current liabilities	773.3	1,260.8
Long-term debt	2,337.2	2,333.3
Operating lease liabilities	476.8	—
Unearned revenues	269.6	318.6
Deferred income taxes	461.6	506.2
Other noncurrent liabilities	200.3	203.2
Total liabilities	4,518.8	4,622.1

Redeemable convertible Series A preferred stock	553.8	540.2

Shareholders’ equity
Common stock	40.3	40.1
Class B stock	5.1	5.1
Additional paid-in capital	225.2	216.7
Retained earnings	371.6	759.0
Accumulated other comprehensive loss	(50.1)	(46.3)
Total shareholders’ equity	592.1	974.6
Total liabilities, redeemable convertible preferred stock, and shareholders' equity	$5,664.7	$6,136.9

Meredith Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

Nine months ended March 31,	2020	2019
(In millions)
Net cash provided by operating activities	$183.0	$152.5

Cash flows from investing activities
Acquisitions of and investments in businesses and assets, net of cash acquired	(23.1)	(18.3)
Net proceeds from disposition of assets, net of cash sold	79.2	348.9
Additions to property, plant, and equipment	(45.6)	(28.6)
Net cash provided by investing activities	10.5	302.0

Cash flows from financing activities
Proceeds from issuance of long-term debt	375.0	80.0
Repayments of long-term debt	(375.0)	(776.9)
Dividends paid	(125.5)	(120.9)
Purchases of Company stock	(4.7)	(9.1)
Proceeds from common stock issued	1.5	3.9
Payment of acquisition related contingent consideration	—	(19.3)
Financing lease payments	(0.8)	—
Net cash used in financing activities	(129.5)	(842.3)
Effect of exchange rate changes on cash and cash equivalents	(0.5)	(0.8)
Change in cash held-for-sale	(5.1)	3.5
Net increase (decrease) in cash and cash equivalents	58.4	(385.1)
Cash and cash equivalents at beginning of period	45.0	437.6
Cash and cash equivalents at end of period	$103.4	$52.5

Table 1
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items - The following tables show earnings (loss) from continuing operations as reported under accounting principles generally accepted in the United States of America (GAAP) and excluding the special items. Earnings (loss) from continuing operations before the special items, depreciation, and amortization are non-GAAP measures. Management’s rationale for presenting non-GAAP measures is included in the text of this earnings release.

	Three Months		Nine Months
Periods ended March 31,	2020	2019	2020	2019
(In millions)
Earnings (loss) from continuing operations	$(289.4)	$28.4	$(215.2)	$132.7
Special items
Write-down of impaired assets	384.1	—	389.3	—
Severance and related benefit costs	2.1	10.4	12.0	37.6
Integration and restructuring costs	4.4	8.8	16.8	34.4
Gain on sale of businesses and assets	—	—	(8.7)	(10.4)
Extinguishment loss	—	—	—	9.8
Pension settlement charge	4.1	—	12.9	—
Release of lease guarantee	—	—	(8.0)	—
Loss on investment	—	—	1.1	—
Other	—	0.3	0.4	3.6
Special items subtotal	394.7	19.5	415.8	75.0
Tax benefit on special items	(63.1)	(5.0)	(64.2)	(19.2)
Tax special items	—	—	—	(23.4)
Net special items	331.6	14.5	351.6	32.4
Earnings from continuing operations before special items (non-GAAP)	$42.2	$42.9	$136.4	$165.1

Diluted earnings (loss) per share attributable to common shareholders before special items (non-GAAP)
Continuing operations	$(6.76)	$0.20	$(6.01)	$1.63
Per share impact of net special items	7.25	0.32	7.70	0.71
Earnings from continuing operations before special items (non-GAAP)	$0.49	$0.52	$1.69	$2.34

Table 2
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items
The following tables show results of operations as reported under GAAP and excluding the special items. Results of operations excluding the special items are non-GAAP measures. Management’s rationale for presenting non-GAAP measures is included in the text of this earnings release.

Adjusted EBITDA
Consolidated adjusted EBITDA, which is reconciled to net earnings (loss) in the following tables, is defined as earnings (loss) from continuing operations before interest expense, income taxes, depreciation, amortization, and special items.

Segment adjusted EBITDA is a measure of segment earnings (loss) before depreciation, amortization, and special items. Segment adjusted EBITDA margin is defined as segment adjusted EBITDA divided by segment revenues.

Three months ended March 31, 2020	National Media	Local Media	Unallocated Corporate	Total
(In millions)
Revenues	$506.9	$195.2

Net loss				$(284.4)
Gain from discontinued operations, net of income taxes				(5.0)
Loss from continuing operations				(289.4)
Income tax benefit				(43.6)
Interest expense, net				36.6
Non-operating expense, net				2.4
Operating profit (loss)	$(303.1)	$24.4	$(15.3)	(294.0)
Special items included in operating profit (loss)
Write-down of impaired assets	361.8	22.3	—	384.1
Severance and related benefit costs	1.1	—	1.0	2.1
Integration and restructuring costs	0.3	—	4.1	4.4
Total special items included in operating profit (loss)	363.2	22.3	5.1	390.6
Operating profit before special items (non-GAAP)	60.1	46.7	(10.2)	96.6
Non-operating income (expense), net	0.9	0.3	(3.6)	(2.4)
Special items included in non-operating income (expense), net – pension settlement charge	—	—	4.1	4.1
Depreciation and amortization	42.2	9.8	1.5	53.5
Adjusted EBITDA (non-GAAP)	$103.2	$56.8	$(8.2)	$151.8

Segment operating margin	(59.8)%	12.5%
Segment adjusted EBITDA margin	20.4%	29.1%

Table 2 Continued

Three months ended March 31, 2019	National Media	Local Media	Unallocated Corporate	Total
(In millions)
Revenues	$562.3	$188.4

Net earnings				$23.7
Loss from discontinued operations, net of income taxes				4.7
Earnings from continuing operations				28.4
Income tax expense				12.7
Interest expense, net				38.6
Non-operating income, net				(4.1)
Operating profit	$54.5	$41.6	$(20.5)	75.6
Special items included in operating profit
Severance and related benefit costs	8.8	—	1.6	10.4
Integration and restructuring costs	4.2	—	4.6	8.8
Other	(2.3)	—	2.6	0.3
Total special items included in operating profit	10.7	—	8.8	19.5
Operating profit before special items (non-GAAP)	65.2	41.6	(11.7)	95.1
Non-operating income (expense), net	4.4	1.2	(1.5)	4.1
Depreciation and amortization	51.3	9.4	0.8	61.5
Adjusted EBITDA (non-GAAP)	$120.9	$52.2	$(12.4)	$160.7

Segment operating margin	9.7%	22.1%
Segment adjusted EBITDA margin	21.5%	27.7%

Table 3
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items
The following tables show results of operations as reported under GAAP and excluding the special items. Results of operations excluding the special items are non-GAAP measures. Management’s rationale for presenting non-GAAP measures is included in the text of this earnings release.

Adjusted EBITDA
Consolidated adjusted EBITDA, which is reconciled to net earnings (loss) in the following tables, is defined as earnings (loss) from continuing operations before interest expense, income taxes, depreciation, amortization, and special items.

Segment adjusted EBITDA is a measure of segment earnings (loss) before depreciation, amortization, and special items. Segment adjusted EBITDA margin is defined as segment adjusted EBITDA divided by segment revenues.

Nine months ended March 31, 2020	National Media	Local Media	Unallocated Corporate	Total
(In millions)
Revenues	$1,637.0	$602.0

Net loss				$(240.5)
Loss from discontinued operations, net of income taxes				25.3
Loss from continuing operations				(215.2)
Income tax benefit				(15.4)
Interest expense, net				112.4
Non-operating expense, net				1.0
Operating profit (loss)	$(174.5)	$117.6	$(60.3)	(117.2)
Special items included in operating profit (loss)
Write-down of impaired assets	367.0	22.3	—	389.3
Severance and related benefit costs	6.2	2.3	3.5	12.0
Integration and restructuring costs	3.3	—	13.5	16.8
Gain on sale of businesses and assets	(8.7)	—	—	(8.7)
Other	—	—	0.4	0.4
Total special items included in operating profit (loss)	367.8	24.6	17.4	409.8
Operating profit before special items (non-GAAP)	193.3	142.2	(42.9)	292.6
Non-operating income (expense), net	11.0	0.9	(12.9)	(1.0)
Special items included in non-operating income (expense), net
Pension settlement charge	—	—	12.9	12.9
Release of lease guarantee	(8.0)	—	—	(8.0)
Loss on investment	1.1	—	—	1.1
Total special items included in non-operating income (expense), net	(6.9)	—	12.9	6.0
Depreciation and amortization	137.4	29.3	3.9	170.6
Adjusted EBITDA (non-GAAP)	$334.8	$172.4	$(39.0)	$468.2

Segment operating margin	(10.7)%	19.5%
Segment adjusted EBITDA margin	20.5%	28.6%

Table 3 Continued

Nine months ended March 31, 2019	National Media	Local Media	Unallocated Corporate	Total
(In millions)
Revenues	$1,739.1	$665.2

Net earnings				$59.3
Loss from discontinued operations, net of income taxes				73.4
Earnings from continuing operations				132.7
Income tax expense				17.0
Interest expense, net				131.1
Non-operating income, net				(17.3)
Operating profit	$119.6	$215.7	$(71.8)	263.5
Special items included in operating profit
Severance and related benefit costs	31.3	1.7	4.6	37.6
Integration and restructuring costs	21.2	—	13.2	34.4
Gain on sale of businesses and assets	(6.4)	—	—	(6.4)
Other	2.2	(0.9)	2.3	3.6
Total special items included in operating profit	48.3	0.8	20.1	69.2
Operating profit before special items (non-GAAP)	167.9	216.5	(51.7)	332.7
Non-operating income (expense), net	18.6	1.6	(2.9)	17.3
Special item included in non-operating income (expense) – gain on sale of business	(4.0)	—	—	(4.0)
Depreciation and amortization	158.7	27.7	3.9	190.3
Adjusted EBITDA (non-GAAP)	$341.2	$245.8	$(50.7)	$536.3

Segment operating margin	6.9%	32.4%
Segment adjusted EBITDA margin	19.6%	37.0%

Table 4

Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Free Cash Flow – The following table presents net cash provided by operating activities as reported under GAAP and additions to property, plant, and equipment also as reported under GAAP. Free cash flow is a non-GAAP measure. Management’s rationale for presenting non-GAAP measures is included in the text of this earnings release.

	Three Months		Nine Months
Periods ended March 31,	2020	2019	2020	2019
(In millions)
Net cash provided by operating activities	$110.9	$93.1	$183.0	$152.5
Less: additions to property, plant, and equipment	(11.1)	(11.6)	(45.6)	(28.6)
Free cash flow	$99.8	$81.5	$137.4	$123.9